EXHIBIT 10.30

                                LICENSE AGREEMENT

      This License Agreement (the Agreement) is made this [/S/ 26TH] day of September 2002, by and between GLB Montrose LLC, a Maryland limited liability company (Owner), whose address is 400 South El Camino Real, San Mateo, CA, and NeoReach, Inc., a [/s/ DELAWARE] corporation (Licensee), whose address is 3204 Tower Oaks Blvd., Rockville, MD, with reference to the following facts:

      A. Owner owns the property commonly known as Montrose Office Park located at 3204 Tower Oaks Blvd in the City of Rockville, State of Maryland (the Project).

      B. Licensee has requested Owner's permission to use Suite 350 (the Licensed Area) for the purpose of temporary offices during the negotiation of a Lease and construction of permanent office within the Project. The Licensed Area is identified on Exhibit A attached hereto and incorporated herein by this reference.

      NOW, THEREFORE, the parties agree as follows:

      1. GRANT OF THE LICENSE: Owner hereby grants to Licensee a revocable license to use the Licensed Area subject to the terms of this Agreement.

      2. USE OF THE AREA: The Licensed Area may be used by Licensee and Licensee's employees, guests and invitees for the purpose stated above, and for no other purpose. Licensee agrees: to comply with all applicable rules and regulations established by Owner for the use of the Licensed Area, which rules and regulations are attached hereto as Exhibit B and incorporated herein by this reference; to comply with all applicable laws, regulations and directions of governmental authorities; not to permit anything to be done which will create a fire hazard; not to allow or permit the use of the Licensed Area for any unlawful or objectionable purpose. (At Owner's request, Licensee shall promptly provide a copy of all required permits.)

      3. DATE AND TIME: The Licensed Area may be used only during the following date(s) and time(s):

      Date(s):    October 1, 2002 - October 31, 2002

      Time(s):    24 hours per day

      4. LICENSE FEE: In consideration for use of the Licensed Area, Licensor shall pay a License Fee in the amount of $6,500.00 per month, payable in advance without any prior demand therefor and without deduction or offset, upon the first day of each such period to Owner at the address specified below or such other address as designated in writing by Owner. Any License Fee more than five
(5) days past due is subject to a late charge of $500.00, which shall be payable immediately upon demand. Any unpaid balance remaining after the expiration or termination of this Agreement is subject to interest at 1.5% per month or any greater maximum rate allowed by law. Licensee shall also pay $10.00 for each dishonored bank check. The address for payment is:

                         c/o Glenborough Realty Trust
                         Incorporated
                         11400 Rockville Pike
                         Suite C-10
                         Rockville, MD  20852

      5. SECURITY DEPOSIT: Licensee shall deposit with Owner a Security Deposit in the amount of $6,500.80 [/S/ $3,000.00] to secure the performance of Licensee's obligations under this Agreement. Owner shall not be obligated to pay any interest on the Security Deposit. Owner may use the Security Deposit to remedy the default or breach of Licensee's obligations under this Agreement or Owner's damages incurred as a result. Provided no default or breach of Licensee's obligations exists at the expiration of this Agreement, Owner shall refund the unused portion of the Security Deposit to Licensee within a reasonable period of time [/S/ THIRTY DAYS (30)]. [/S/ INITIALED SIGNATURES AS TO CHANGES IN THIS PARAGRAPH.]

      6. INDEMNIFICATION: Licensee shall indemnify, defend and hold harmless Owner, and Owner's agents, from and against all liability, costs, expenses and damages, including attorneys' fees, incurred because of personal injuries, property damage or theft resulting form or in any way connected with the condition of or Licensee's use of the Licensed Area or any means of ingress thereto or egress therefrom.

      7. INSURANCE: In conjunction with Section 6. hereof, Licensee shall obtain commercial general liability and commercial property insurance covering personal injury and property damage or loss, in an amount not less than One
Million Dollars ($1,000,000). Licensee shall also obtain a "special events" policy covering liquor liability if liquor will be consumed in the Licensed Area. At least five (5) days prior to commencement of use of the Licensed Area, Licensee shall provide Owner with a valid certificate of insurance that (i) confirms purchase of the required insurance and (ii) contains the appropriate endorsement naming Owner and Owner's representatives as additional insureds.

      8. ASSIGNMENT: It is expressly agreed that Licensee shall not assign its rights or delegate its duties under this Agreement.

      9. RISK OF LOSS: The risk of loss of or damage to any materials, equipment or any other personal property of Licensee or any other party shall remain solely with Licensee, or any other party as the case may be, except to the extent such loss is caused by Owner's active negligence or tortuous misconduct.

      10. LIABILITY: Licensee acknowledges and agrees that Owner has no liability under this Agreement, and Licensee agrees that Licensee will not make any claim against Owner in any legal proceeding which may arise from the use of the Licensed Area.

      11. EXCLUSIVENESS: This license is not exclusive, and Owner reserves the right to grant other similar licenses.

                                       2
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      12.   DEFAULT:  Licensee  shall be in default if Licensee fails to perform or observe any obligation under this Agreement. Notwithstanding any other provision of this Agreement, upon an occurrence of default, Owner shall have the right to immediately cancel this Agreement, remove Licensee from the Licensed Area and recover from Licensee all damages suffered by Owner as a result of such default.

      If any action or proceeding is brought by either party against the other pertaining to or arising out of this Agreement, the finally prevailing party (i.e., the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

      13. SURRENDER OF LICENSED AREA: Immediately following Licensee's use, Licensee shall, at Licensee's sole cost and expense, remove any and all equipment installed by Licensee, repair any and all damage caused by the removal of said equipment, clean or cause to be cleaned the Licensed Area and place the Licensed Area in at least as clean a condition as when Licensee's use commenced. All ashes, rubbish, garbage and other waste shall be disposed of in a sanitary and safe manner. In the event Licensee's repair or clean-up is not reasonably satisfactory to Owner or performed in a timely manner, Owner shall repair or clean the Licensed Area at the sole cost and expense of Licensee. Licensee agrees to reimburse Landlord for such costs upon receipt of Landlord's invoice.

      IN WITNESS WHEREOF, Owner and Licensee have executed this Agreement as of the date first shown above.

OWNER:

GLB MONTROSE LLC,
a Maryland limited liability company

By:   /s/ Dave Perky
   ----------------------------
Its:  Vice President
    ---------------------------

LICENSEE:

NEOREACH, INC.
A DELAWARE CORPORATION

BY:   /s/ Arne Dunhem
   --------------------------
      Arne Dunhem
      President & CEO

                   [ARCHITECTURAL DRAWING OF THIRD FLOOR PLAN,
             IDENTIFIED AS DRAWING NO. SK-3, SHEET REFERENCE A-3.30,
                     THIRD FLOOR PLAN, MONTROSE OFFICE PARK,
                     FORMING PART OF THIS LICENSE AGREEMENT]





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                                    EXHIBIT E


                              RULES AND REGULATIONS


                              MONTROSE OFFICE PARK

1.     Building Hours:    8:00 a.m. - 6:00 p.m. Monday-Friday
                          8:00 a.m. - 1:00 p.m. Saturday


2.    Building Holidays:

       Memorial Day
       Independence Day
       Labor Day
       Thanksgiving Day
       December 25 - Christmas Day
       January 1 - New Year's Day

3. Heat, ventilation, and air conditioning will be provided to the Tenant per the above Building Hours and excluded on the above Building Holidays. Tenant may request additional overtime heating or air conditioning by submitting a request in writing to the Property Management Office no later than 12 p.m. the preceding workday (Monday through Friday). The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Property Manager a list of personnel authorized to make such requests. Charges for this additional service is billed on an hourly basis at Landlord's cost for supplying this service.

4. The sidewalks, passages, elevators, stairways, corridors, janitor closets, mechanical rooms, telephone closets, exits and entrances or other parts of the Building not occupied by tenants shall not be obstructed or used for any purpose other than ingress and egress to and form the Premises. Tenant shall not place or permit its agents to place any trash or other objects anywhere within the Building or in the Project without first obtaining Landlord's written consent. The Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for the common use of such tenants in such manner as Landlord deems best for the benefit of the tenants generally.

5. The Directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names on the Directory.

6. Tenant shall not install or permit installation of awnings, shades, curtains, draperies or other window treatments or lighting, signage or any other items which are, in Landlord's judgment, not appropriate for a modern office Building and which are visible from the exterior of the building or the interior Common Areas other than those approved by Landlord in writing.

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RULES AND REGULATIONS
MONTROSE OFFICE PARK
Page 2


7. Signs, advertisements, notices or other lettering shall not be exhibited, inscribed, painted or affixed by a tenant on any party of the outside or inside of the Premises without prior written consent of the Landlord. In the event of a violation of the foregoing by any tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to the tenant. All suite entry door signs and directory tablets shall be inscribed, painted, and affixed in a size, color, and style conforming to Building Standard unless otherwise approved in writing by Landlord.

8. The toilets and urinals shall not be used for any purpose other than those for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them. Tenants shall not mark, drive nails, screw or dill into, paint, nor in any way deface the walls, ceilings, partitions or floors. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who has caused such breakage, stoppage or damage.

9. No electric wiring or conduit of any kind may be introduced and connected without permission from the Landlord. Marking, painting, and drilling into, or any other form of defacing or damage to any part of the Premises and the Building is not permitted. Boring, cutting or stringing of wires is not permitted.

10. Landlord shall have the right to prescribe the weight, method of installation and position of safes or other heavy fixtures or equipment. Tenant shall not install in the Premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity. All damage done by installing or removing a safe or any other articles of Tenant's office equipment in the Premises shall be repaired at the expense of the Tenant.

11. In connection with the delivery or receipt of merchandise, freight or other matter, no hand trucks or other means of conveyance shall be permitted, except those equipped with rubber tires, rubber side guards or such other safeguards as Landlord may require.

12. No additional lock or locks shall be placed by tenants on any door in the Building unless written consent of Landlord has been obtained first. Two keys will be furnished by Landlord for entry door or doors only, and any additional keys required must be obtained from Landlord, at Tenant's cost, and neither Tenant nor Tenant's employees shall have any duplicate key made. The Tenant, upon termination of the tenancy, shall deliver to the Landlord the keys of the offices, rooms and toilet rooms which were furnished, or the Tenant shall pay the Landlord the cost of replacing same or changing the lock or locks opened by such lost key if Landlord deems it necessary to make such changes.

13. The carrying in or out of freight, furniture or bulky matter of any description, must take place during such hours as Landlord may from time to time reasonably determine through the Building delivery entrances designated by Landlord. The installation and moving of such property shall be made upon previous notice to the Property manger of the Building.

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RULES AND REGULATIONS
MONTROSE OFFICE PARK
Page 3


      Landlord shall not be responsible for loss of or damage to delivery of such property, from any cause. The Landlord may at its option use Building Personnel to remove and dispose of Tenant's trash from deliveries at Tenant's expense. The requirements of Tenant will be attended to only upon request at the Property Management Office of the Building. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the Landlord. The disposal of discarded furniture, carpeting or other bulk trash is the responsibility of the Tenant and if Tenant would like the Landlord to dispose of this, Tenant must schedule removal with Property Management 24 hours in advance.

14. Tenant and Tenant's officers, agents, and employees shall not make or permit any loud, unusual or improper noises, nor interfere in any way with other tenants or those having business with them.

15. No animals (except guide dogs) or birds of any kind shall be brought into or kept about the Project, Premises, or Building by Tenant or its Agents.

16. For the purposes of keeping the Building in a good state of cleanliness, Tenant shall permit only Landlord's employees and contractors to clean its Premises unless prior thereto Landlord otherwise consents in writing. The Landlord's contracted cleaning service will clean tenant spaces on a daily basis, after building hours, Monday-Friday, excluding Building Holidays. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the cleaning service or any other employee or any other person.

17. No machinery of any kind will be allowed in the Premises without the written consent of Landlord. This shall not apply, however, to customary office equipment or trade fixtures or package handling equipment.

18. No equipment shall be installed roof or exterior walls of the Building or on the grounds of the Project, without prior written consent of the Landlord. This includes, but is not limited to aerials, antenna or satellite dishes.

19. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner, except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

20. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

21. Tenant agrees that it shall comply with all fire and safety regulations in the Premises that may be issued from time to time by Landlord or the Fire Marshall, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

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RULES AND REGULATIONS
MONTROSE OFFICE PARK
Page 4


22. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall be likewise carefully shut off, so as to prevent waste or damage, and for all default or carelessness Tenant shall make good all injuries sustained by Landlord, other tenants, or occupants of the Building. Landlord reserves the right to close and keep locked all entrances and exit doors of the Building before and after the normal hours of operation, and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants. Landlord reserves the right to change security companies and from time to time, within writer 24 hr. notification to tenants, lock the building using the Landlord's security company. The Landlord's contracted security company will lock all entrance doors at 6:00 p.m. Monday-Friday and unlock at 7:00 a.m. Monday-Friday. The Building will be locked by the security company all Building Holidays, and all week-ends. Tenant will need to use the issued security cards for entry at these times.

23. Canvassing, soliciting and peddling the Building are prohibited, and Tenant shall cooperate to prevent the same.

24. The foregoing rules and regulations have been formulated for the safety and well-being of all tenants of the Building. Violation of these rules and regulations or any amendments thereto shall be sufficient cause for termination of this Lease at the option of the Landlord.

25. Landlord reserves the right to rescind, modify, amend, alter or waive these rules and regulations from time to time, when in Landlord's sole judgment, it deems it necessary, desirable or proper for the best interest of the Building and the tenants. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of these rules and regulations at any time.

All city and county ordinances shall be observed by Tenant in the use of this Building and Premises.

In the event of any conflict between these rules and regulations or any further or modified rules and regulations from time to time issued by Landlord and the Lease provisions, the Lease provisions shall govern and control.